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                                                                   EXHIBIT 10.1

                            1998 UNIT INCENTIVE PLAN
             OF PIMCO ADVISORS HOLDINGS L.P. AND PIMCO ADVISORS L.P.


            PIMCO Advisors Holdings L.P., a Delaware limited partnership ("Holdings"), and PIMCO Advisors L.P., a Delaware limited partnership ("Advisors," and together with Holdings, a "Partnership," or collectively the "Partnerships") have adopted the 1998 Unit Incentive Plan (this "Plan"), effective January 1, 1998, for the benefit of the members of their Management Boards, their key employees and their consultants. This Plan amends and restates in its entirety the 1997 Unit Incentive Plan of PIMCO Advisors Holdings L.P. and PIMCO Advisors L.P.

            Holdings' units of limited partner interest ("Holdings LP Units") are publicly owned. Holdings' only significant assets are units of general partner interest in Advisors. Advisors is an operating partnership which, directly and through its subsidiaries, engages in the investment management business. Members of the Advisors Management Board and executive officers of Advisors, and managing directors of subsidiaries of Advisors which are engaged in the investment advisory business, either own Class A units of limited partner interest in Advisors ("Advisors LP Units"), or are qualified to be admitted as limited partners of Advisors.

            Holdings wishes to further its financial success, both through its own efforts and by furthering the financial success of Advisors, and accordingly it wishes (i) to obtain and retain the services of members of its Management Board, key employees and consultants who will contribute to its growth, development and financial success, and (ii) to support Advisors in its efforts to obtain and retain the services of members of the Advisors Management Board, key employees and consultants who will contribute to the growth, development and financial success of Advisors, by offering such members, key employees and consultants the opportunity to own, or have the right to share in the appreciation of, Holdings LP Units, and, if they are Qualified Persons, Advisors LP Units.

            Advisors wishes to further its financial success, and accordingly it wishes to obtain and retain the services of members of its Management Board, key employees and consultants who will contribute to its growth, development and financial success, by offering such members, key employees and consultants the opportunity to own, or have the right to share in the appreciation of, Holdings LP Units, and, if they are Qualified Persons, Advisors LP Units.

            Holdings and Advisors wish to make tandem grants of awards under this Plan, so that any participant in this Plan who is a Qualified Person at the time of issuance of Units pursuant to an award made to such participant under this Plan may elect to receive either Holdings LP Units or Advisors LP Units, or any combination thereof.



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                                    ARTICLE I
                                   DEFINITIONS

            Wherever the following terms are used in this Plan they shall have the meaning specified below:

               Advisors Board shall mean the Management Board of Advisors or any successor board established by the general partner(s) of Advisors.

               Advisors LP Units is defined in the recitals to this Plan.

               Affiliate of a Person shall mean any Person directly or indirectly controlling, controlled by or under common control with such Person. As used in this definition of Affiliate, the term"control"means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               Award shall mean a Unit Option Award, a Deferred Unit Award or a Restricted Unit Award.

               Board shall mean the Holdings Board or the Advisors Board.

               Board Member shall mean a member of a Board.

               Business Entity shall mean a corporation, a business trust or association, a real estate investment trust, a common-law trust, a limited liability company or an unincorporated business, including a general or limited partnership or registered limited liability partnership.

               Change of Control shall mean the acquisition (whether by way of merger, consolidation, sale of assets, purchase of securities, or otherwise) by a pre-existing Business Entity and its Affiliates (other than Holdings and its Affiliates) of direct or indirect beneficial ownership of all or substantially all of Advisors' assets or 51% or more of Advisors' units of general partner interest or Advisors' units of partner interest, or the liquidation or dissolution of Advisors.

               Code shall mean the Internal Revenue Code of 1986, as amended.

               Commission shall mean the Securities and Exchange Commission.

               Committee is defined in Section 6.1.

               Consultant shall mean any person other than an Employee who renders services to Holdings or Advisors or any of their respective Subsidiaries.

               Deferred Compensation Plan shall mean the Executive Deferred Compensation Plan of PIMCO Advisors Holdings L.P and PIMCO Advisors L.P.




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               Deferred Unit Award shall mean an award of a right to receive
Units to the extent that such right vests prior to the time the award is canceled or expires.

               Employee shall mean any person who renders services to Holdings or Advisors or any of their respective Subsidiaries in the status of an employee.

               Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

               Fair Market Value of a Unit as of a given day shall mean (i) if Holdings LP Units are listed or admitted to trading on one or more National Securities Exchanges, the last reported sales price per Holdings LP Unit on such day, or if such day is not a trading day, on the trading day immediately preceding such day, or in case no such reported sale takes place on such day, the average of the last reported bid and asked prices per Holdings LP Unit on such trading day, in either case on the principal National Securities Exchange on which Holdings LP Units are listed or admitted to trading; or (ii) if Holdings LP Units are not listed or admitted to trading on a National Securities Exchange, an amount equal to the fair market value of such Unit as of such day as determined by an independent appraiser selected and retained by the Committee.

               Holdings Board shall mean the Management Board of Holdings or any successor board established by the general partner(s) of Holdings.

               Holdings LP Units is defined in the recitals to this Plan.

               Issuer with respect to an Award shall mean the issuer of the Unit underlying the Award.

               Management shall mean the chief executive officer of Advisors or his delegate.

               National Securities Exchange shall mean (i) an exchange registered with the Commission under Section 6(a) of the Exchange Act, or (ii) the National Association of Securities Dealers Automated Quotations System.

               Non-Employee Board Member is defined in Rule 16b-3 under the Exchange Act.

               Oppenheimer Capital shall mean Oppenheimer Capital, a Delaware general partnership.

               Option Units shall mean Units subject to issuance upon exercise of a Unit Option Award.

               Participant shall mean an Employee or Consultant who has been granted an Award under this Plan.

               Partnership shall mean PIMCO Advisors Holdings L.P., a Delaware limited partnership, or PIMCO Advisors L.P., a Delaware limited partnership.




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               Person shall mean an individual, Business Entity, trust, estate, custodian, nominee or any other entity in its own or any representative capacity.

               Plan shall mean the 1998 Unit Incentive Plan of PIMCO Advisors Holdings L.P. and PIMCO Advisors L.P.

               Qualified Person is defined in the Amended and Restated Agreement of Limited Partnership of PIMCO Advisors L.P.

               Recapitalization shall mean any distribution of Units with respect to outstanding Units, subdivision or combination of outstanding Units, or like action.

               Restricted Unit Award shall mean an award of Units which are forfeited to the extent they have not vested at the time the award of such Units is canceled or expires.

               Securities Act shall mean the Securities Act of 1933, as amended.

               Subsidiary is defined in Regulation S-X under the Securities Act.

               Transaction shall mean a merger or consolidation to which a Partnership is a party, a sale of all or substantially all of a Partnership's assets, or an exchange of all or substantially all of the outstanding units of partner interest in a Partnership, in each case as a result of which a Partnership's units of partner interest are exchanged for or converted into cash, securities or other property ("Transaction Consideration").

               Transaction Consideration is defined in the definition of Transaction.

               Unit Option Award shall mean an award of an option to purchase Units to the extent that such option vests prior to the time the award is canceled or expires.

               Units shall mean Holdings LP Units or Advisors LP Units.

               Unitholders shall mean holders of units of partner interest in a Partnership.

                                   ARTICLE II
                  UNITS SUBJECT TO PLAN; TRANSITION PROVISIONS

            Section 2.1 Units Subject to Plan.

               (a) The total number of Units underlying Awards granted pursuant to this Plan shall be (i) the number Units underlying Awards assumed or granted pursuant to Section 2.2, plus (ii) two percent (2%) of the outstanding Advisors GP and Advisors LP Units on January 1 of each year, beginning January 1, 1998, on a cumulative basis.


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               (b) Any Units (i) subject to issuance upon exercise of a Unit
Option Award which remain unissued when such Unit Option Award is canceled or expires, (ii) surrendered to an Issuer in payment of all or part of the purchase price of Option Units, (iii) subject to issuance upon vesting of a Deferred Unit Award which remain unissued when such Deferred Unit Award is canceled or expires, or (iv) delivered to an Issuer when a Restricted Unit Award is canceled or expires, shall in each case again be available for Awards.

            Section 2.2 Transition Provisions.

               (a) Upon the effectiveness of this Plan, each option outstanding under the 1993 Unit Option Plan of PIMCO Advisors L.P. ("1993 Option") shall, to the extent the holder shall have consented thereto, be replaced by a Unit Option Award. Each such Unit Option Award shall cover the same number of Units and have the same exercise price, term and vesting schedule as the 1993 Option which it replaces.

               (b) Upon the effectiveness of this Plan, each option outstanding under the 1996 Unit Incentive Plan of PIMCO Advisors L.P. ("1996 Option") shall be replaced by a Unit Option Award. Each such Unit Option Award shall cover the same number of Units and have the same exercise price, term and vesting schedule as the 1996 Option which it replaces.

               (c) Upon the effectiveness of this Plan, each option outstanding under the Oppenheimer Capital Amended and Restated Restricted Option Plan ("Opcap Option") shall be replaced by a Unit Option Award. Each such Unit Option Award shall cover the same number of Units and have the same exercise price, term and vesting schedule as the Opcap Option which it replaces.

               (d) Upon the effectiveness of this Plan, each right to receive Holdings LP Units outstanding under the Oppenheimer Capital Amended and Restated Restricted Unit Plan ("Opcap Right") shall be replaced by a Deferred Unit Award, or if the holder of such right is an Eligible Employee under the Deferred Compensation Plan and wishes to defer compensation recognized upon vesting of such right, such right shall be replaced by a Restricted Unit Award, which shall be granted to the Trustee under the Deferred Compensation Plan. Each such Award shall cover the same number of Units and have the same term and vesting schedule as the Opcap Right which it replaces.

               (e) Upon the effectiveness of this Plan, each unit appreciation right granted by Oppenheimer Capital on November 4, 1997 in connection with the acquisition by Advisors of a general partner interest in Oppenheimer Capital ("Opcap UAR") shall be replaced by a Deferred Unit Award, or if the holder of such award is an Eligible Employee under the Deferred Compensation Plan and wishes to defer compensation recognized upon vesting of such right, such right shall be replaced by a Restricted Unit Award, which shall be granted to the Trustee under the Deferred Compensation Plan. Each such Award shall cover the same number of Units and have the same term and vesting schedule as the Opcap UAR which it replaces.



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                                   ARTICLE III
                       ELIGIBILITY AND GRANTING OF AWARDS

            Section 3.1 Eligibility.

               Any key Employee or Consultant shall be eligible to be a Participant.

            Section 3.2 Granting of Awards.

               (a) The Committee shall from time to time:

                    (i) Determine which of the Employees and Consultants are key Employees and Consultants, and select from among the key Employees or Consultants those to whom Awards should be granted;

                    (ii) Determine the Awards to be granted to each such selected Employee and Consultant; and

                    (iii) Determine the terms and conditions of such Awards, consistent with this Plan.

               (b) The Committee shall not grant an Award to an Employee or Consultant except upon the recommendation of Management.


                                   ARTICLE IV
                                AWARD AGREEMENTS

            Section 4.1 Award Agreements.

               Each Award shall be evidenced by a written agreement, which shall be executed by the Participant and both Partnerships in the case of a Unit Option Award or a Deferred Unit Award, or by the Issuer of the Restricted Units in the case of a Restricted Unit Award.

            Section 4.2 Unit Option Award Agreements.

               A Unit Option Award agreement shall set forth (i) the number of Units which may be purchased by the Participant upon exercise of the option,
(ii) the exercise price per Unit, (iii) the number of Units in and vesting date or other conditions for vesting of each installment of the option, and any provisions for acceleration of such vesting, (iv) whether the option, to the extent vested, may be exercised in part, (v) the terms on which the Participant may, if he is a Qualified Person at the time, elect to receive Advisors LP Units upon exercise of the option, and a provision that if such election is not timely made, the Participant will receive Holdings LP Units, (vi) the terms of payment of the exercise price, (vii) whether Units may be surrendered in payment of the exercise price, and if so, how such Units will be valued for that purpose,
(viii) any terms and conditions of the issuance and delivery of Units purchased by exercise of the



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option, including payment by the Participant of any required withholding taxes and compliance with applicable securities laws, (ix) provisions for adjusting the number of Units or changing the securities subject to such Award to reflect any Recapitalization or Transaction, (x) the expiration date or other conditions for expiration of the Award, and (xi) such other terms and conditions as the Committee shall determine, consistent with this Plan.

            Section 4.3 Deferred Unit Award Agreements.

               A Deferred Unit Award agreement shall set forth (i) the initial number of Units which shall be issued to the Participant upon vesting of the Award, (ii) the number of Units in and vesting date or other conditions for vesting of each installment of Units, and any provisions for acceleration of such vesting, (iii) the terms on which the Participant may, if he is a Qualified Person at the time, elect to receive Advisors LP Units upon vesting of the Award, and a provision that if such election is not timely made, the Participant will receive Holdings LP Units, (iv) provisions for adjusting the number of Units or changing the securities subject to such Award to reflect any Recapitalization or Transaction, (v) provisions for increasing the number of unvested Deferred Units as of any record date for a distribution to holders of Advisors LP Units, effective as of the date such distribution is made, by an amount equal to (A) the distribution which would have been paid on such Deferred Units had they been issued and outstanding on such record date, divided by (B) the Fair Market Value of an Advisors LP Unit on such distribution date, (vi) any terms and conditions of the issuance and delivery of vested Units, including rounding of any fractional Unit resulting from increases to reflect Unit distributions, payment by the Participant of any required withholding taxes or compliance with applicable securities laws, (vii) the expiration date or other conditions for expiration of the Award, and (viii) such other terms and conditions as the Committee shall determine, consistent with this Plan.

            Section 4.4 Restricted Unit Award Agreements.

               A Restricted Unit Award agreement shall set forth (i) the Issuer of the Units, and the designation and number of Units being issued, (ii) the number of Units in and vesting date or other conditions for vesting of each installment of Units, and any provisions for acceleration of such vesting, (iii) provisions for escrowing of Units until they vest, retention in escrow of extraordinary distribution on Units, release of Units to the Participant when they vest, and delivery of Units to the Issuer to the extent they are unvested at the time the Award is canceled or expires, (iv) any terms and conditions to the release of vested Units to the Participant, including payment by the Participant of any required withholding taxes and compliance with applicable securities laws, (v) the expiration date or other conditions for expiration of the Award, and (vi) such other terms and conditions as the Committee shall determine, consistent with this Plan.


                                    ARTICLE V
                 ISSUANCE OF UNITS TO NON-EMPLOYEE BOARD MEMBERS

            A Non-Employee Board Member may elect to receive all or a portion of his annual retainer fee in the form of Units. His election must be in writing delivered to the Secretary of the Issuer of such Units, shall apply to retainer fees payable from and after the date that the election

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is made, and shall be made no more than once with respect to retainer fees payable in any calendar year. Units issued in respect of a retainer fee shall be issued on the date that the retainer fee would otherwise have been paid, and shall be valued at 91% of the Fair Market Value of the Units on the date of issuance.


                                   ARTICLE VI
                                 ADMINISTRATION

            Section 6.1 The Committee.

               (a) There shall be a Committee for the Plan. The Committee shall be comprised of (i) all of the members of the Holdings Board, or two or more Non-Employee Board Members of the Holdings Board appointed by the Holdings Board, and (ii) if all of the members of the Unit Incentive Committee of the Advisors Board are Non-Employee Board Members, the members of such Committee, or if not, all of the members of the Advisors Board, or two or more Non-Employee Board Members of the Advisors Board appointed by the Advisors Board.

               (b) The Committee shall act (i) by a majority of the members of the Committee present at a meeting, which majority shall comprise (A) all of the Holdings Board Members, or if two or more of the Non-Employee Board Members of the Holdings Board are the sole representatives of Holdings on the Committee, a majority of such Non-Employee Board Members, and (B) all of the Advisors Board Members, or if two or more of the Non-Employee Board Members of the Advisors Board are the sole representatives of Advisors on the Committee, a majority of such Non-Employee Board Members, or (ii) by unanimous written consent of the members of the Committee.

               (c) The Chairperson of the Committee shall appoint a Secretary to keep the minutes of its meetings.

               (d) The Chairperson of the Committee is authorized to execute any instrument required to be executed by the Committee.

            Section 6.2 Duties and Powers of the Committee.

               (a) The Committee shall have full and exclusive discretionary power and authority to operate and administer the Plan, including without limitation exclusive discretionary power and authority:

                    (i) to administer, interpret and apply the Plan;

                    (ii) to determine eligibility for and granting of Awards;

                    (iii) to determine the terms and conditions of Award agreements;


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                    (iv) to determine questions of vesting, cancellation or
expiration of Awards;

                    (v) to make findings of fact as necessary to make any determinations and decisions in the exercise of such discretionary power and authority; and

                    (vi) to engage actuaries, attorneys, accountants, appraisers, brokers, consultants, administrators, physicians or other Persons and to rely upon the reports, advice, opinions or valuations of any such Persons.

               (b) Every finding, determination and decision made by the Committee shall be final and binding upon all parties, except to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

            Section 6.3 Payment of Expenses and Indemnification.

               (a) Advisors shall pay all expenses (including reasonable attorneys' fees) reasonably incurred in the administration of the Plan.

               (b) Advisors shall indemnify and hold each Committee member, each other Person rendering services with respect to the Plan or its operation or administration, and their respective Affiliates (each, an "Indemnified Person"), harmless from all claims, liabilities and costs (including reasonable attorneys' fees) arising out of the good faith performance of their services with respect to the Plan or its operation or administration.

               (c) Advisors may obtain and provide for any Indemnified Person, at the expense of Advisors, liability insurance against liabilities imposed on such Indemnified Person by law.

            Section 6.4 Record Keeping.

               (a) The Committee shall maintain, or cause to be maintained, suitable records of (i) Awards granted to Participants and (iii) the Committee's findings, determinations and decisions.

               (b) The Committee shall not be required to maintain any records which duplicate any records maintained by the Partnerships.

            Section 6.5 Statements to Participants.

               Within sixty days after the last day of each calendar quarter, the Partnerships shall furnish to each Participant a statement setting forth the Awards granted to him, the number of Units covered by such Awards, the exercise price for any Unit Option Awards, the vesting schedule for such Awards and the extent to which such Awards have vested, and such other information as the Committee shall instruct the Partnerships to furnish to the Participants.


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            Section 6.6 Inspection of Records.

               Copies of the Plan and the records of a Participant's Awards shall be open to inspection by him at the principal office of Advisors at any reasonable business hour.


                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

            Section 7.1 Awards Not Transferable.

               A Participant's Awards shall be not be liable for his debts, contracts or engagements, or the debts, contracts or engagements of his successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall the Participant or his successors in interest have any rights to alienate, anticipate, commute, pledge, encumber or assign any Award in any manner whatsoever.

            Section 7.2 Amendment, Suspension or Termination of the Plan.

               This Plan may be amended, suspended or terminated at any time or from time to time by action of both Boards; provided, however, that no amendment, suspension or termination of this Plan shall, without the consent of a Participant, alter or impair any rights or obligations under an Award granted to such Participant, unless the Award agreement otherwise provides.

            Section 7.3 Change of Control.

               In the event of a Change of Control, the Committee may determine that outstanding Awards should vest upon the consummation of such Change of Control, or at such time prior to such consummation as the Committee shall determine.

            Section 7.4 Compliance with Laws.

               This Plan, the granting and vesting of Awards and the issuance and delivery of Units underlying Awards are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Partnerships, be necessary or advisable in connection therewith. Any security delivered under this Plan shall be subject to such restrictions, and the Participant acquiring such securities shall, if requested by the Issuer of such securities, provide such representations to the Issuer, as the Issuer may deem necessary or desirable to assure compliance with all applicable legal requirements.

            Section 7.5 Titles.

               Titles are provided herein for convenience only and are not to serve as a basis for interpretation of this Plan.


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            Section 7.6 Governing Law.

               This Plan and any Award agreements shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to principles of conflicts of laws.

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                                   CERTIFICATE


                  I hereby certify that the foregoing 1998 Unit Incentive Plan of PIMCO Advisors Holdings L.P. and PIMCO Advisors L.P. was duly adopted by the Management Board of PIMCO Advisors Holdings L.P. effective January 1, 1998, and by the Management Board of PIMCO Advisors L.P. effective January 1, 1998.

                  Executed as of this 21st day of April, 1998.



                                               By  /s/ Richard M. Weil
                                                   ----------------------------
                                                       Richard M. Weil
                                                       Secretary